EXHIBIT 10.1

AMENDMENT NO. 1

TO THE

VERINT SYSTEMS INC.

2010 LONG-TERM STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO THE VERINT SYSTEMS INC. 2010 LONG-TERM STOCK INCENTIVE PLAN (this "Amendment") is made by Verint Systems Inc., a Delaware corporation (the "Company").

WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company to amend the Verint Systems Inc. 2010 Long-Term Stock Incentive Plan (the "Plan") to increase the number of shares authorized for award under the Plan and to extend the expiration date of the Plan;

WHEREAS, the Board approved this Amendment on May 11, 2012 for submission to the stockholders of the Company for approval at the Company's 2012 annual meeting of stockholders to be held on or about June 15, 2012;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The first sentence of Section 4(a)(i) of the Plan is replaced in its entirety with the following:

Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan on or after the date on which Amendment No. 1 to the Plan is approved by the stockholders of the Company (the "Amendment Approval Date") shall in the aggregate not exceed, at any time, the sum of (i) 4,500,000, plus (ii) the number of Shares that remain available for Awards under the Plan as of the Amendment Approval Date (immediately prior to such approval), plus (iii) the number of shares that remain available for issuance or transfer under the Verint Systems Inc. 2004 Stock Incentive Compensation Plan, as amended and restated (the "2004 Plan"), as of the Amendment Approval Date (the "2004 Plan Remaining Shares"), plus (iv) any Shares that again become available for Awards under the Plan in accordance with Section 4(a)(ii) hereof, plus (v) any shares granted under the 2004 Plan that again become available for awards under the 2004 Plan prior to July 27, 2014 in accordance with Section 5 thereof; provided, that, for the avoidance of doubt, (i) all shares granted prior to the Amendment Approval Date, under the Plan or the 2004 Plan, will be settled under the applicable plan and such settlement will not reduce the aggregate number of Shares with respect to which Awards may be granted under the Plan and (ii) the 2004 Remaining Shares will be available for issuance under the Plan until such time as contemplated by Section 16(b) of the Plan; and provided further, that the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 3,500,000.

2. Section 16(b) of the Plan is replaced in its entirety with the following:

Expiration Date. No grant will be made under this Plan more than ten years after the Amendment Approval Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

This Amendment is subject to, and shall become effective only upon, approval by the Company's stockholders.

Except as specifically amended by this Amendment, the Plan shall remain in full force and effect in accordance with its terms.